Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                         ACCEL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                31-0788334
   (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

475 Metro Place North, Dublin, Ohio                        43017
(Address of principal executive offices)                 (Zip Code)


                            1996 Stock Incentive Plan
                            (Full title of the plan)

                              NICHOLAS Z. ALEXANDER
                       Senior Vice President and Secretary
                         ACCEL INTERNATIONAL CORPORATION
                        475 Metro Place North, Suite 100
                               Dublin, Ohio 43107
                     (Name and address of agent for service)

                                 (614) 764-7000
          (Telephone number, including area code, of agent for service)

                         ------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------- ------------ -------------- -------------- --------------------
                                 Proposed       Proposed
   Title of                       maximum       maximum
  securities        Amount       offering       aggregate         Amount of
    to be            to be         price        offering        registration
  registered      Registered    per share(1)     price(1)            fee
================ ============= ============== ============== ===================
  Common Stock,
 $.10 par value    1,000,000        $2.94       $2,940,000          $891
================ ============= ============== ============== ===================

(1) Pursuant to Rule 457(h) under the Securities Act of 1993, such amount is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the NASDAQ National Market on November 25, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

         (c) The description of the Registrant's Common Stock contained in its registration statement filed under the Exchange Act (File No. 0-8162), including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") and the Registrant's Bylaws provide for the indemnification of directors and officers against certain liabilities. Officers and directors of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. The Registrant is empowered by Section 102(b)(7) of the DGCL to include a provision in its Restated Certificate of Incorporation that limits a director's liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article Fifteenth of the Registrant's Restated Certificate of Incorporation provides that no director or former director of the Registrant shall be personally liable to the Registrant or its stockholders for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) approving the payment of a dividend, stock repurchase or redemption which is unlawful under the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. The Registrant maintains insurance policies under which directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Index to Exhibits at Page II-6.

Item 9.  Undertakings

         (1)      The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

         Provided, however, that the undertakings set forth in paragraphs (i) and (ii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-4
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 18, 1996.

                                      ACCEL INTERNATIONAL CORPORATION


                                      By:/s/Thomas H. Friedberg
                                            Thomas H. Friedberg,
                                            Chairman of the Board, President
                                            and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ACCEL INTERNATIONAL CORPORATION, hereby severally constitute and appoint Thomas H. Friedberg, Nicholas Z. Alexander and Kurt L. Mueller, or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         WITNESS our hands and common seal on the dates set forth below.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on the 18th day of November, 1996 by the following persons in the capacities indicated.


Signature                              Title

/s/Thomas H. Friedberg                 Chairman of the Board,
Thomas H. Friedberg                    President, Chief Executive Officer,
                                       and Director (principal executive
                                       officer)

/s/Cindy H. Moore                      Senior Vice President and Chief Financial
Cindy H. Moore                         Officer (principal financial officer)


/s/Kurt L. Mueller                     Vice President, Controller and Treasurer
Kurt L. Mueller                        (principal accounting officer)


/s/Robert Betagole                     Director
Robert Betagole


/s/David T. Chase                      Director
David T. Chase


/s/Douglas J. Coats                    Director
Douglas J. Coats


/s/Raymond H. Deck                     Director
Raymond H. Deck


/s/Robert E. Fowler, III               Director
Robert E. Fowler, III


/s/Kermit G. Hicks                     Director
Kermit G. Hicks


/s/Stephen M. Qua                      Director
Stephen M. Qua


/s/Milton J. Taylor, Sr.               Director
Milton J. Taylor, Sr.


/s/Paul R. Whitters                    Director
Paul R. Whitters

                                INDEX TO EXHIBITS

       The following exhibits are filed as part of the registration statement:

    Exhibit No.                             Description

         4.1                                Specimen   Certificate   for  Common
                                            Shares (incorporated by reference to
                                            Exhibit  4.1  to  the   Registrant's
                                            Annual  Report  on Form 10-K for the
                                            year ended December 31, 1995)

         5                                  Opinion and consent of legal
                                            counsel re legality of
                                            securities

         23.1                               The consent of legal counsel
                                            is included in Exhibit 5

         23.2                               Consent of KPMG Peat Marwick LLP

         23.3                               Consent of Ernst & Young LLP